UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2005

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)
One Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.                                        Other Events.

On October 20, 2005, the Registrant’s Board of Directors amended its corporate governance guidelines to provide that any director/nominee who receives a “withhold” vote from a majority of the outstanding shares in an uncontested election of directors will be required to submit to the Board a letter of resignation, for consideration by the Nominating and Corporate Governance Committee.  After consideration, that Committee would make a recommendation to the Board on action to be taken regarding the resignation.

The Corporate Governance Guidelines, as amended, are set forth on the Registrant’s website at http://www.statestreet.com/company/corporate_governance/guidelines.html#0.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Registrant’s News Release dated October 20, 2005 announcing the amended Corporate Governance Guidelines is furnished herewith as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Edward J. Resch
Name:	Edward J. Resch
Title:	Executive Vice President and Chief Financial Officer

Date: October 21, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Form of news release dated October 20, 2005 announcing the amended Corporate Governance Guidelines